Exhibit 10.50

LECG CORPORATION

Deferred Compensation Plan

Master Plan Document

LECG CORPORATION

DEFERRED COMPENSATION PLAN

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management or highly compensated Employees who contribute materially to the continued growth, development and future business success of LECG Corporation, a Delaware corporation, and its subsidiaries, if any, that sponsor this Plan.  This Plan shall be unfunded for tax purposes and for purposes of Title I of ERISA.

ARTICLE 1
Definitions

For the purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1                                 “Account Balance” shall mean, with respect to a Participant, a credit on the records of the Employer equal to the sum of (i) the Deferral Account balance, and (ii) the Company Contribution Account balance.  The Account Balance, and each other specified account balance, shall be a bookkeeping entry only and shall be utilized solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan.

1.2                                 “Annual Bonus” shall mean any compensation, in addition to Base Annual Salary, Expert Fees and Project Origination Fees, payable to a Participant during a Plan Year under any Employer’s annual bonus and cash incentive plans, excluding stock options.

1.3                                 “Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.4                                 “Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Annual Bonus, Expert Fees and Project Origination Fees that a Participant defers in accordance with Article 3 for any one Plan Year.  In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.5                                 “Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: (i) for the first annual installment, the vested Account Balance of the Participant shall be calculated as of the close of business on or around (a) the Participant’s Designated Distribution date, as determined by the Committee in its sole discretion, (b) the date on which the Participant Retires or is deemed to have Retired in accordance with Section 8.2(c), as determined by the Committee in its sole discretion, or (c) the date on which the Participant experiences a Termination of Employment or is deemed to have experienced a Termination of Employment in accordance with Section 8.2(b), as determined by the Committee in its sole discretion, and (ii) for remaining annual installments, the vested Account Balance of the Participant shall be calculated on every applicable anniversary of (a) the Participant’s Designated Distribution date, (b) the date on which the Participant Retires or is deemed to have Retired in accordance with Section 8.2(c), or (c) the date on which the Participant experiences a Termination of Employment or is deemed to have experienced a Termination of Employment in accordance with Section 8.2(b).  Each annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one and the denominator of which is the remaining number of annual payments due the Participant.  By way of example, if the Participant elects a ten (10) year Annual Installment Method, the first payment shall be 1/10 of the vested Account Balance, calculated as described in this definition.  The following year, the payment shall be 1/9 of the vested Account Balance, calculated as described in this definition.

1.6                                 “Base Annual Salary” shall mean the annual cash compensation during any calendar year, excluding bonuses, commissions, overtime, fringe benefits, stock options, relocation expenses, incentive payments, non-monetary awards, director fees and other fees, and automobile and other allowances paid to a Participant for employment services rendered. Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non–qualified plans of any Employer and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 129, 402(e)(3), or 402(h) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that had there been no such plan, the amount would have been payable in cash to the Employee.

1.7                                 “Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 10, that are entitled to receive benefits under this Plan upon the death of a Participant.

1.8                                 “Beneficiary Designation Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.9                                 “Board” shall mean the board of directors of the Company.

1.10                           “Change in Control” shall mean the first to occur of any of the following events:

(a)                                  Any “person” (as that term is used in Section 13 and 14(d)(2) of the Securities Exchange Act of 1934 (“Exchange Act”)) becomes the beneficial owner (as that term is used in Section 13(d) of the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company’s capital stock entitled to vote in the election of directors;

(b)                                 During any period of not more than two consecutive years, not including any period prior to the adoption of this Plan, individuals who, at the beginning of such period constitute the board of directors of the Company, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (a), (c), (d) or (e) of this Section 1.10) whose election by the board of directors or nomination for election by the Company’s stockholders was approved by a vote of at least three-fourths (3/4ths) of the directors then still in office, who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(c)                                  The shareholders of the Company approve any consolidation or merger of the Company, other than a consolidation or merger of the Company in which the holders of the common stock of the Company immediately prior to the consolidation or merger hold more than fifty percent (50%) of the common stock of the surviving corporation immediately after the consolidation or merger;

(d)                                 The shareholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

The shareholders of the Company approve the sale or transfer of all or substantially all of the assets of the Company to parties that are not within a “controlled group of corporations” (as defined in Code Section 1563) in which the Company is a member.

1.11                           “Claimant” shall have the meaning set forth in Section 15.1.

1.12                           “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.13                           “Committee” shall mean the committee described in Article 13.

1.14                           “Company” shall mean LECG Corporation, a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.15                           “Company Contribution Account” shall mean (i) the sum of the Participant’s Annual Company Contribution Amounts, plus (ii) amounts credited or debited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Company Contribution Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to the Participant’s Company Contribution Account.

1.16                           “Deduction Limitation” shall mean the limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan, as set forth in Article 4.

1.17                           “Deferral Account” shall mean (i) the sum of all of a Participant’s Annual Deferral Amounts, plus (ii) amounts credited in accordance with all the applicable crediting and debiting provisions of this Plan that relate to the Participant’s Deferral Account, less (iii) all distributions made to the Participant or his or her Beneficiary pursuant to this Plan that relate to his or her Deferral Account.

1.18                           “Designated Distribution” shall mean the distribution set forth in Section 5.3.

1.19                           “Disability” or “Disabled” shall mean a determination that a Participant is disabled made by either (i) the carrier of any individual or group disability insurance policy, sponsored by the Participant’s Employer, or (ii) the Social Security Administration.  Upon request by the Employer, the Participant must submit proof of the carrier’s or Social Security Administration’s determination.

1.20                           “Disability Benefit” shall mean the benefit set forth in Article 8.

1.21                           “Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan.

1.22                           “Employee” shall mean a person who is an employee of any Employer.

1.23                           “Employer(s)” shall mean the Company and/or any of its subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.24                           “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.25                           “Expert Fees” shall mean any cash expert fees paid to a Participant by any Employer during a Plan Year, excluding Annual Bonus, Project Origination Fees and other additional incentives or awards.

1.26                           “In-Service Distribution” shall mean the distribution set forth in Section 5.1.

1.27                           “Participant” shall mean any Employee (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated.  A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.28                           “Plan” shall mean the LECG Corporation Deferred Compensation Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.29                           “Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant.  Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement.  The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

1.30                           “Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.31                           “Project Origination Fees” shall mean any cash project origination fees paid to a Participant by any Employer for services rendered during a Plan Year, excluding Annual Bonus, Expert Fees and other additional incentives or awards.

1.32                           “Retirement”, “Retire(s)” or “Retired” shall mean severance from employment from all Employers for any reason other than a leave of absence, death or Disability on or after the earlier of the attainment of (a) age sixty-five (65) or (b) age fifty-five (55) with ten (10) Years of Service.

1.33                           “Retirement Benefit” shall mean the benefit set forth in Article 6.

1.34                           “Survivor Benefit” shall mean the benefit set forth in Article 9.

1.35                           “Termination Benefit” shall mean the benefit set forth in Article 7.

1.36                           “Termination of Employment” shall mean the severing of employment with all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, death or an authorized leave of absence.

1.37                           “Trust” shall mean one or more trusts established by the Company in accordance with Article 16.

1.38                           “Trustee” shall mean the entity named in the Trust, which is responsible for holding the Trust assets for the benefit of Participants subject to the terms of the Trust.

1.39                           “Unforeseeable Financial Emergency” shall mean an unanticipated emergency that is caused by an event beyond the control of the Participant that would result in severe financial hardship to the Participant resulting from (i) a sudden and unexpected illness or accident of the Participant or a dependent of the Participant, (ii) a loss of the Participant’s property due to casualty, or (iii) such other extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee.

1.40                           “Years of Service” shall mean, with respect to Participants who are Employees, the total number of full years in which a Participant has been employed by one or more Employers.  For purposes of this definition, a year of employment shall be a 365 day period (or 366 day period in the case of a leap year) that, for the first year of employment, commences on the Employee’s date of hiring and that, for any subsequent year, commences on an anniversary of that hiring date.  The Committee shall make a determination as to whether any partial year of employment shall be counted as a Year of Service.

ARTICLE 2
Selection, Enrollment, Eligibility

2.1                                 Selection by Committee.  Participation in the Plan shall be limited to a select group of management and highly compensated Employees of the Employer, as determined by the Committee in its sole discretion.  From that group, the Committee shall select, in its sole discretion, Employees to participate in the Plan.

2.2                                 Enrollment Requirements.  As a condition to participation, each selected Employee shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after he or she is selected to participate in the Plan.  In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3                                 Eligibility; Commencement of Participation.  Provided an Employee selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee shall commence participation in the Plan on the first day of the month following the month in which the Employee completes all enrollment requirements.  If an Employee fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4                                 Termination of Participation and/or Deferrals.  If the Committee determines in good faith that a Participant no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then vested Account Balance as a Termination Benefit and terminate the Participant’s participation in the Plan.

ARTICLE 3
Deferral Commitments/Company Contribution Amounts/Vesting/Crediting/Taxes

3.1                                 Minimum Deferrals.

(a)                                  Base Annual Salary, Annual Bonus, Expert Fees and Project Origination Fees.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus, Expert Fees and/or Project Origination Fees in the following minimum amounts for each deferral elected:

Deferral	Minimum Amount
Base Annual Salary, Annual Bonus, Expert Fees and/or Project Origination Fees	$5,000 aggregate

If an election is made for less than the stated minimum amounts, or if no election is made, the amount deferred shall be zero.

(b)                                 Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the minimum Annual Deferral Amount shall be an amount equal to the minimum set forth above, multiplied by a fraction, the numerator of which is the number of complete months remaining in the Plan Year and the denominator of which is 12.

3.2                                 Maximum Deferral.

(a)                                  Base Annual Salary, Annual Bonus, Expert Fees and Project Origination Fees.  For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus, Expert Fees and/or Project Origination Fees up to an amount which does not exceed fifteen percent (15%) of such Participant’s total compensation for the Plan Year.  For purposes of this Section 3.2(a), a Participant’s total compensation shall be equal to the sum of such Participant’s Base Annual Salary, Annual Bonus, Expert Fees, and/or Project Origination Fees.

(b)                                 Short Plan Year.  Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year, the maximum Annual Deferral Amount (i) with respect to Base Annual Salary shall be limited to the amount of compensation not yet earned by the Participant as of the date the Participant submits a Plan Agreement and Election Form to the Committee for acceptance, and (ii) with respect to Annual Bonus, Expert Fees and Project Origination Fees shall be limited to those amounts deemed eligible for deferral, in the sole discretion of the Committee.

3.3                                 Election to Defer; Effect of Election Form.

(a)                                  First Plan Year.  In connection with a Participant’s commencement of participation in the Plan, the Participant shall make an irrevocable deferral election for the Plan Year in which the Participant commences participation in the Plan, along with such other elections as the Committee deems necessary or desirable under the Plan.  For these elections to be valid, the Election Form must be completed and signed by the Participant, timely delivered to the Committee (in accordance with Section 2.2 above) and accepted by the Committee.

(b)                                 Subsequent Plan Years.  For each succeeding Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, shall be made by timely delivering a new Election Form to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made.  If no such Election Form is timely delivered for a Plan Year, the Annual Deferral Amount shall be zero for that Plan Year.

3.4                                 Withholding and Crediting of Annual Deferral Amounts.  For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary.  The Annual Bonus, Expert Fees and/or Project Origination Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus, Expert Fees and/or Project Origination Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.  Annual Deferral Amounts shall be credited to a Participant’s Deferral Account at the time such amounts would otherwise have been paid to the Participant.  Notwithstanding the foregoing, the Committee shall suspend a Participant’s deferrals of Expert Fees and/or Project Origination Fees during any period in which the Participant has an outstanding draw balance, as determined by the Committee in its sole discretion.  Furthermore, the Committee shall reinstate the Participant’s deferrals, in accordance with the Participant’s deferral election, once the outstanding draw balance is reduced to zero, as determined by the Committee in its sole discretion.

3.5                                 Annual Company Contribution Amount.

(a)                                  For each Plan Year, an Employer may be required to credit amounts to a Participant’s Company Contribution Account in accordance with employment or other agreements entered into between the Participant and the Employer.  Such amounts shall be credited on the date or dates prescribed by such agreements.

(b)                                 For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Participant’s Company Contribution Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year.  The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year.  The Annual Company Contribution Amount described in this Section 3.5(b), if any, shall be credited as of the last day of the Plan Year.  If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Company Contribution Amount for that Plan Year shall be zero.

3.6                                 Vesting.

(a)                                  A Participant shall at all times be 100% vested in his or her Deferral Account.

(b)                                 A Participant shall be vested in his or her Company Contribution Account in accordance with the vesting schedule(s) set forth in his or her Plan Agreement, employment agreement or any other agreement entered into between the Participant and his or her Employer.  If not addressed in such agreements, a Participant shall vest in his or her Company Contribution Account in accordance with the schedule declared by the Committee in its sole discretion.

(c)                                  Notwithstanding anything to the contrary contained in this Section 3.6, in the event of a Change in Control, or upon a Participant’s Retirement, death while employed by an Employer, or Disability, a Participant’s Company Contribution Account shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

(d)                                 Notwithstanding subsection 3.6(c) above, the vesting schedule for a Participant’s Company Contribution Account shall not be accelerated to the extent that the Committee, in its sole discretion, determines that such acceleration would cause the deduction limitations of Section 280G of the Code to become effective.

(e)                                  Section 3.6(d) shall not prevent the acceleration of the vesting schedule applicable to a Participant’s Company Contribution Account if such Participant is entitled to a “gross-up” payment, to eliminate the effect of the Code section 4999 excise tax, pursuant to his or her employment agreement or other agreement entered into between such Participant and the Employer.

(f)                                    Regardless of whether or not a Participant’s Company Contribution Account has become fully vested, that account will be forfeited if the Participant’s relationship with an

                                                Employer is terminated “for cause”.  “For cause” means (i) conduct by the Participant intended to or significantly likely to injure an Employer’s business or reputation (if such conduct continues for a period of at least ten days following written notice to the Participant specifying the conduct at issue), (ii) significant failure by the Participant to perform his duties for an Employer (if this failure continues for a period of at least ten days after written notice to the Participant specifying the failure at issue), (iii) embezzlement by the Participant, or (iv) material breach by the Participant of any of the terms and conditions of the Participant’s relationship with an Employer.

3.7                                 Crediting/Debiting of Account Balances.  In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)                                  Measurement Funds.  The Participant may elect one or more of the measurement funds selected by the Committee, in its sole discretion, which are based on certain mutual funds (the “Measurement Funds”), for the purpose of crediting or debiting additional amounts to his or her Account Balance.  As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Measurement Fund.  Each such action will take effect as of the first day of the first calendar quarter that begins at least thirty (30) days after the day on which the Committee gives Participants advance written notice of such change.

(b)                                 Election of Measurement Funds.  A Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Measurement Fund(s) (as described in Section 3.7(a) above) to be used to determine the amounts to be credited or debited to his or her Account Balance.  If a Participant does not elect any of the Measurement Funds as described in the previous sentence, the Participant’s Account Balance shall automatically be allocated into the lowest-risk Measurement Fund, as determined by the Committee, in its sole discretion.  The Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Measurement Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Measurement Fund.  If an election is made in accordance with the previous sentence, it shall apply as of the first business day deemed reasonably practicable by the Committee, in its sole discretion, and shall continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(c)                                  Proportionate Allocation.  In making any election described in Section 3.7(b) above, the Participant shall specify on the Election Form, in increments of one percent (1%), the percentage of his or her Account Balance to be allocated to a Measurement Fund (as if the Participant was making an investment in that Measurement Fund with that portion of his or her Account Balance).

(d)                                 Crediting or Debiting Method.  The performance of each elected Measurement Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Measurement Funds themselves.  A

                                                Participant’s Account Balance shall be credited or debited on a daily basis based on the performance of each Measurement Fund selected by the Participant, such performance being determined by the Committee in its sole discretion.

(e)                                  No Actual Investment.  Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Measurement Funds are to be used for measurement purposes only, and a Participant’s election of any such Measurement Fund, the allocation to his or her Account Balance thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Measurement Fund.  In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the investments on which the Measurement Funds are based, no Participant shall have any rights in or to such investments themselves.  Without limiting the foregoing, a Participant’s Account Balance shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

3.8                                 FICA and Other Taxes.

(a)                                  Annual Deferral Amounts.  For each Plan Year in which an Annual Deferral Amount is being withheld from a Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary, Annual Bonus, Expert Fees and/or Project Origination Fees that are not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount.  If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.8.

(b)                                 Company Contribution Account.  When a participant becomes vested in a portion of his or her Company Contribution Account, the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary, Annual Bonus, Expert Fees and/or Project Origination Fees that are not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes.  If necessary, the Committee may reduce the vested portion of the Participant’s Company Contribution Account, as applicable, in order to comply with this Section 3.8.

(c)                                  Distributions.  The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4
Deduction Limitation

4.1                                 Deduction Limitation on Benefit Payments.  If an Employer determines in good faith prior to a Change in Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the

                                                Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan.  Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.7 above, even if such amount is being paid out in installments.  The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control.  Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

ARTICLE 5
 In-Service Distribution; Unforeseeable Financial Emergencies;
Withdrawal Election

5.1                                 In-Service Distribution.  In connection with each election to defer an Annual Deferral Amount, a Participant may irrevocably elect to receive an In-Service Distribution from the Plan with respect to all or a portion of (i) the Annual Deferral Amount, and (ii) the Annual Company Contribution Amount.  The In-Service Distribution shall be a lump sum payment in an amount that is equal to the portion of the Annual Deferral Amount and the vested portion of the Annual Company Contribution Amount that the Participant elected to have distributed as an In-Service Distribution, plus amounts credited or debited in the manner provided in Section 3.7 above on that amount, calculated as of the close of business on or around the date on which the In-Service Distribution becomes payable, as determined by the Committee in its sole discretion.  Subject to the other terms and conditions of this Plan, each In-Service Distribution elected shall be paid out during a sixty (60) day period commencing immediately after the first day of any Plan Year designated by the Participant.  The Plan Year designated by the Participant must be at least three Plan Years after the end of the Plan Year in which the Annual Deferral Amount is actually deferred, or the vested portion of the Annual Company Contribution Amount is actually contributed.  By way of example, if an In-Service Distribution is elected for Annual Deferral Amounts that are deferred in the Plan Year commencing January 1, 2004, the In-Service Distribution would become payable during a sixty (60) day period commencing January 1, 2008.  Notwithstanding the language set forth above, the Committee shall, in its sole discretion, adjust the amount distributable as an In-Service Distribution if any portion of the Annual Company Contribution Amount is unvested on the In-Service Distribution Date.

5.2                                 Other Benefits Take Precedence Over In-Service Distributions.  Should an event occur that triggers a benefit under Articles 6, 7, 8 or 9, any Annual Deferral Amount, plus amounts credited or debited thereon, that is subject to an In-Service Distribution election under Section 5.1 shall not be paid in accordance with Section 5.1 but shall be paid in accordance with the other applicable Article.

5.3                                 Designated Distribution.  A Participant may irrevocably elect, on an Election Form, to receive a Designated Distribution upon the attainment of age sixty-five (65), if the Participant’s 65th birthday occurs prior to his or her separation from service with the Company; provided, however, any such Election Form must be submitted to and accepted by the Committee in its sole discretion at least one (1) year prior to such Participant’s 65th birthday.  The Designated Distribution shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the Participant’s 65th birthday, as determined by the Committee in its sole discretion, and shall be paid in a lump sum or pursuant to an Annual Installment Method of up to fifteen (15) years, as elected by the Participant in advance.  The Participant may change his or her election to an allowable alternative form of payment by submitting a new Election Form to the Committee, provided that any such Election Form is submitted to and accepted by the Committee in its sole discretion at least one (1) year prior to the Participant’s 65th birthday.  The Election Form most recently accepted by the Committee shall govern the payout of a Participant’s Designated Distribution.  If a Participant does not make any election with respect to the payment of the Designated Distribution, then such distribution shall be payable in a lump sum.  The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the Participant’s 65th birthday.  Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the Participant’s 65th birthday.

5.4                                 Other Benefits Take Precedence Over Designated Distributions.  If a Participant elects to receive a Designated Distribution but an event occurs that triggers a benefit under Articles 6, 7, 8 or 9 prior to such Participant’s 65th birthday, the Participant’s vested Account Balance shall not be paid in accordance with Section 5.3 but shall be paid in accordance with the other applicable Article.

5.5                                 Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies.  If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee (i) to suspend any deferrals required to be made by such Participant or (ii) to suspend any deferrals required to be made by such Participant and receive a partial or full payout from the Plan.  The payout shall not exceed the lesser of the Participant’s vested Account Balance, calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency.  A Participant may not receive a payout from the Plan to the extent that the Unforeseeable Financial Emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise, (ii) by liquidation of the Participant’s assets, to the extent the liquidation of such assets would not itself cause severe financial hardship or (iii) by suspension of deferrals under this Plan.

If the Committee, in its sole discretion, approves a Participant’s petition for suspension, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval.  If the Committee, in its sole discretion, approves a Participant’s petition for suspension and payout, the Participant’s deferrals under this Plan shall be suspended as of the date of such approval and the

Participant shall receive a payout from the Plan within sixty (60) days of the date of such approval.

5.6                                 Withdrawal Election.  A Participant may elect, at any time, to withdraw all or a portion of his or her vested Account Balance.  For purposes of this Section 5.6, the value of a Participant’s vested Account Balance shall be calculated as of the close of business on or around the date on which receipt of the Participant’s election is acknowledged by the Committee, as determined by the Committee in its sole discretion, less a withdrawal penalty equal to 10% of the amount withdrawn (the net amount shall be referred to as the “Withdrawal Amount”).  This election can be made at any time, before or after Retirement, Termination of Employment or Disability, and whether or not the Participant is in the process of being paid pursuant to an installment payment schedule.  The Participant shall make this election by giving the Committee advance written notice of the election in a form determined from time to time by the Committee.  The Participant shall be paid the Withdrawal Amount within sixty (60) days of his or her election.  Once the Withdrawal Amount is paid, the Participant’s participation in the Plan shall be suspended for the remainder of the Plan Year in which the withdrawal is elected and for one (1) full Plan Year thereafter.

ARTICLE 6
Retirement Benefit

6.1                                 Retirement Benefit.  A Participant who Retires shall receive, as a Retirement Benefit, his or her vested Account Balance, calculated as of the close of business on or around the date on which the Participant Retires, as determined by the Committee in its sole discretion.

6.2                                 Payment of Retirement Benefit.  A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to an Annual Installment Method of up to 15 years.  The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such Election Form is submitted to and accepted by the Committee in its sole discretion at least thirteen (13) months prior to the Participant’s Retirement.  The Election Form most recently accepted by the Committee shall govern the payout of the Retirement Benefit; provided, however, a Participant’s Retirement Benefit shall be payable in a lump sum regardless of any election such Participant may have made if (i) a Participant Retires following a Change in Control, or (ii) a Participant’s vested Account Balance at the time of his or her Retirement is $25,000 or less.  If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum.  The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date on which the Participant Retires.  Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the date on which the Participant Retires.

ARTICLE 7
Termination Benefit

7.1                                 Termination Benefit.  A Participant who experiences a Termination of Employment shall receive a Termination Benefit, which shall be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the date on which the Participant experiences a Termination of Employment, as determined by the Committee in its sole discretion.

7.2                                 Payment of Termination Benefit.  The Termination Benefit shall be paid to the Participant in a lump sum payment; provided, however, the Committee may, in its sole discretion, pay a Participant’s Termination Benefit pursuant to an Annual Installment Method of up to 5 years.  Notwithstanding the foregoing, if a Participant experiences a Termination of Employment following a Change in Control, then such Participant’s Termination Benefit shall be payable in a lump sum and the Committee shall have no discretion to pay installments in lieu of a lump sum.  The lump sum payment shall be made, or installments shall commence, no later than sixty (60) days after the date on which the Participant experiences the Termination of Employment.  Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the date on which the Participant experiences a Termination of Employment.

ARTICLE 8
Disability Waiver and Benefit

8.1                                 Disability Waiver.

(a)                                  Waiver of Deferral.  A Participant who is determined to be suffering from a Disability shall be excused from fulfilling that portion of the Annual Deferral Amount commitment that would otherwise have been withheld from a Participant’s Base Annual Salary, Annual Bonus, Expert Fees and/or Project Origination Fees for the Plan Year during which the Participant first suffers a Disability.  During the period of Disability, the Participant shall not be allowed to make any additional deferral elections, but will continue to be considered a Participant for all other purposes of this Plan.

(b)                                 Deferral Following Disability.  If a Participant returns to employment as an Employee with an Employer after a Disability ceases, the Participant may elect to defer an Annual Deferral Amount for the Plan Year following his or her return to employment or service and for every Plan Year thereafter while a Participant in the Plan; provided such deferral elections are otherwise allowed and an Election Form is delivered to and accepted by the Committee for each such election in accordance with Section 3.3 above.

8.2                                 Continued Eligibility; Disability Benefit.

(a)                                  Continued Eligibility.  A Participant suffering a Disability shall, for benefit purposes under this Plan, continue to be considered to be employed, and shall be eligible for the benefits provided for in Articles 5,  6, 7, 8 or 9 in accordance with the provisions of those Articles.  Notwithstanding the above, the Committee shall have the right to, in its sole and absolute discretion and for purposes of this Plan only, deem the Participant’s employment to have terminated at any time after such Participant is determined to be suffering a Disability.

(b)                                 Deemed Termination of Employment.  If, in the Committee’s discretion, the Disabled Participant’s employment has terminated, and such Participant is not otherwise eligible to Retire, the Participant shall be deemed to have experienced a Termination of Employment for purposes of this Plan and will receive a Disability Benefit.  The Disability Benefit shall be equal to his or her vested Account Balance, calculated as of the close of business on or around the date on which the Participant is deemed to have experienced a Termination of Employment, as determined by the Committee in its sole discretion.  The Disability Benefit shall be paid to the Participant in the same form in which such Participant’s Termination Benefit would otherwise have been paid.  The lump sum payment shall be made, or installments shall commence, no later than sixty (60) days after the date on which the Committee deems the Disabled Participant to have experienced a Termination of Employment.  Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the date on which the Committee deems the Disabled participant to have experienced a Termination of Employment.

(c)                                  Deemed Retirement.  If, in the Committee’s discretion, the Disabled Participant’s employment has terminated, and such Participant is otherwise eligible to Retire, the Participant shall be deemed to have Retired and will receive a Disability Benefit.  The Disability Benefit shall be equal to his or her vested Account Balance, calculated as of the close of business on or around the date on which the Participant is deemed to have Retired, as determined by the Committee in its sole discretion.  The Participant shall receive his or her Disability Benefit in the same form in which such Participant elected to receive his or her Retirement Benefit; provided, however, if the Participant’s vested Account Balance at the time of the Committee’s determination is $25,000 or less, payment of the Disability Benefit will be made in a lump sum.  The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the date on which the Disabled Participant is deemed to have Retired.  Remaining installments, if any, shall be paid no later than sixty (60) days after each anniversary of the date on which the Disabled Participant is deemed to have Retired.

ARTICLE 9
Survivor Benefit

9.1                                 Survivor Benefit.  The Participant’s Beneficiary(ies) shall receive a Survivor Benefit upon the Participant’s death which will be equal to the Participant’s vested Account Balance, calculated as of the close of business on or around the date of the Participant’s death, as selected by the Committee in its sole discretion, if the Participant dies prior to (i) his or her Retirement, Termination of Employment or Disability, or (ii) the complete distribution of his or her Retirement Benefit, Termination Benefit, or Disability Benefit, calculated as of the close of business on or around the date of the Participant’s death, as selected by the Committee in its sole discretion.

9.2                                 Payment of Survivor Benefit.  The Survivor Benefit shall be paid to the Participant’s Beneficiary(ies) in a lump sum payment no later than sixty (60) days after the date on which the Committee is provided with proof that is satisfactory to the Committee of the Participant’s death.

ARTICLE 10
Beneficiary Designation

10.1                           Beneficiary.  Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant.  The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates.

10.2                           Beneficiary Designation; Change.  A Participant shall designate his or her Beneficiary by completing and signing the Beneficiary Designation Form, and returning it to the Committee or its designated agent.  A Participant shall have the right to change a Beneficiary by completing, signing and otherwise complying with the terms of the Beneficiary Designation Form and the Committee’s rules and procedures, as in effect from time to time.  Upon the acceptance by the Committee of a new Beneficiary Designation Form, all Beneficiary designations previously filed shall be canceled.  The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee prior to his or her death.

10.3                           Acknowledgment.  No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

10.4                           No Beneficiary Designation.  If a Participant fails to designate a Beneficiary as provided in Sections 10.1, 10.2 and 10.3 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse.  If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.5                           Doubt as to Beneficiary.  If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.6                           Discharge of Obligations.  The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

ARTICLE 11
Leave of Absence

11.1                           Paid Leave of Absence.  If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3.

11.2                           Unpaid Leave of Absence.  If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status.  Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year.  If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE 12
Termination, Amendment or Modification

12.1                           Termination.  Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future.  Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees, by action of its board of directors.  Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer shall terminate and their vested Account Balances shall be determined (i) as if they had experienced a Termination of Employment on the date of Plan termination; or (ii) if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination.  Such benefits shall be paid to the Participants in a lump sum.  The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the vested Account Balance in a lump sum (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

12.2                           Amendment.  Any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s vested Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a

                                                Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 12.2 or Sections 12.1, 13.2 and 17.18 of the Plan shall be effective.  The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the vested Account Balance in a lump sum or pursuant to an Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

12.3                           Plan Agreement.  Despite the provisions of Sections 12.1 and 12.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the written consent of the Participant.

12.4                           Effect of Payment.  The full payment of the Participant’s vested Account Balance under Articles 5, 6, 7, 8 or 9 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

ARTICLE 13
Administration

13.1                           Committee Duties.  Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee, which shall consist of the Board, or such committee as the Board shall appoint.  Members of the Committee may be Participants under this Plan.  The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan.  Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself.  When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2                           Administration Upon Change In Control.  For purposes of this Plan, the Committee shall be the “Administrator” at all times prior to the occurrence of a Change in Control.  Within one-hundred and twenty (120) days following a Change in Control, an independent third party “Administrator” may be selected by the individual who, immediately prior to the Change in Control, was the Company’s President or, if not so identified, the Company’s highest ranking officer (the “Ex-President”), and approved by the Trustee.  The Committee, as constituted prior to the Change in Control, shall continue to be the Administrator until the earlier of (i) the date on which such independent third party is selected and approved, or (ii) the expiration of the one-hundred and twenty (120) day period following the Change in Control.  If an independent third party is not selected within one-hundred and twenty (120) days of such Change in Control, the Committee, as described in Section 13.1 above, shall be the Administrator.  The Administrator shall have the discretionary power to determine all questions arising in connection with the administration of the Plan and the interpretation of the Plan and Trust including, but not limited to benefit entitlement determinations; provided, however, upon and after the occurrence of a Change in Control, the Administrator shall have no power to direct the investment of Plan or Trust assets or select any investment manager or custodial firm for the Plan or Trust.  Upon and after the occurrence of a Change in Control, the Company must: (1) pay all reasonable administrative expenses and fees of the Administrator; (2) indemnify the Administrator against any costs, expenses and liabilities including, without limitation, attorney’s fees and expenses arising in connection with the performance of the Administrator hereunder, except with respect to matters resulting from the gross negligence or willful misconduct of the Administrator or its employees or agents; and (3) supply full and timely information to the Administrator on all matters relating to the Plan, the Trust, the Participants and their Beneficiaries, the Account Balances of the Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of the Participants, and such other pertinent information as the Administrator may reasonably require.  Upon and after a Change in Control, the Administrator may be terminated (and a replacement appointed) by the Trustee only with the approval of the Ex-President.  Upon and after a Change in Control, the Administrator may not be terminated by the Company.

13.3                           Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.4                           Binding Effect of Decisions.  The decision or action of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.5                           Indemnity of Committee.  All Employers shall indemnify and hold harmless the members of the Committee, any Employee to whom the duties of the Committee may be delegated, and the Administrator against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee or the Administrator.

13.6                           Employer Information.  To enable the Committee and/or Administrator to perform its functions, the Company and each Employer shall supply full and timely information to the Committee and/or Administrator, as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee or Administrator may reasonably require.

ARTICLE 14
Other Benefits and Agreements

14.1                           Coordination with Other Benefits.  The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer.  The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

ARTICLE 15
Claims Procedures

15.1                           Presentation of Claim.  Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan.  If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant.  All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred.  The claim must state with particularity the determination desired by the Claimant.

15.2                           Notification of Decision.  The Committee shall consider a Claimant’s claim within a reasonable time, but no later than ninety (90) days after receiving the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial ninety (90) day period.  In no event shall such extension exceed a period of ninety (90) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  The Committee shall notify the Claimant in writing:

(a)                                  that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)                                 that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)                                     the specific reason(s) for the denial of the claim, or any part of it;

(ii)                                  specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)                               a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary;

(iv)                              an explanation of the claim review procedure set forth in Section 15.3 below; and

(v)                                 a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a) following an adverse benefit determination on review.

15.3                           Review of a Denied Claim.  On or before sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim.  The Claimant (or the Claimant’s duly authorized representative):

(a)                                  may, upon request and free of charge, have reasonable access to, and copies of, all documents, records and other information relevant to the claim for benefits;

(b)                                 may submit written comments or other documents; and/or

(c)                                  may request a hearing, which the Committee, in its sole discretion, may grant.

15.4                           Decision on Review.  The Committee shall render its decision on review promptly, and no later than sixty (60) days after the Committee receives the Claimant’s written request for a review of the denial of the claim.  If the Committee determines that special circumstances require an extension of time for processing the claim, written notice of the extension shall be furnished to the Claimant prior to the termination of the initial sixty (60) day period.  In no event shall such extension exceed a period of sixty (60) days from the end of the initial period.  The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Committee expects to render the benefit determination.  In rendering its decision, the Committee shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  The decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)                                  specific reasons for the decision;

(b)                                 specific reference(s) to the pertinent Plan provisions upon which the decision was based;

(c)                                  a statement that the Claimant is entitled to receive, upon request and free of charge, reasonable access to and copies of, all documents, records and other information relevant (as defined in applicable ERISA regulations) to the Claimant’s claim for benefits; and

(d)                                 a statement of the Claimant’s right to bring a civil action under ERISA Section 502(a).

15.5                           Legal Action.  A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 16
Trust

16.1                           Establishment of the Trust.  In order to provide assets from which to fulfill the obligations of the Participants and their beneficiaries under the Plan, the Company may establish a Trust by a trust agreement with a third party, the trustee, to which each Employer may, in its discretion, contribute cash or other property, including securities issued by the Company, to provide for the benefit payments under the Plan.

16.2                           Interrelationship of the Plan and the Trust.  The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan.  The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust.  Each Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3                           Distributions From the Trust.  Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 17
Miscellaneous

17.1                           Status of Plan.  The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employees” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1).  The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

17.2                           Unsecured General Creditor.  Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer.  For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, unpledged unrestricted assets of the Employer.  An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

17.3                           Employer’s Liability.  An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant.  An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4                           Nonassignability.  Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable.  No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5                           Not a Contract of Employment.  The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant.  Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement.  Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6                           Furnishing Information.  A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7                           Terms.  Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8                           Captions.  The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9                           Governing Law.  Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of California without regard to its conflicts of laws principles.

17.10                     Notice.  Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

LECG Corporation
Attn: Chief Financial Officer
2000 Powell Street, Suite 600
Emeryville, CA 94608

With a copy to:

LECG Corporation
Attn: Director of Human Resources
2000 Powell Street, Suite 600
Emeryville, CA 94608

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11                     Successors.  The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12                     Spouse’s Interest.  The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of in testate succession.

17.13                     Validity.  In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14                     Incompetent.  If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person.  The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit.  Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15                     Court Order.  The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party.  In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

17.16                     Distribution in the Event of Taxation.

(a)                                  In General.  If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable.  Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid vested Account Balance under the Plan).  If the petition is granted, the tax liability distribution shall be made within 90 days of the date when the Participant’s petition is granted.  Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)                                 Trust.  If the Trust terminates in accordance with its terms and benefits are distributed from the Trust to a Participant in accordance therewith, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

17.17                     Insurance.  The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose.  The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance.  The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

17.18                     Legal Fees To Enforce Rights After Change in Control.  The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan.  In these circumstances, the purpose of the Plan could be frustrated.  Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction.

IN WITNESS WHEREOF, the Company has signed this Plan document as of September 19, 2003.

“Company”

LECG Corporation, a Delaware corporation

By:          Marvin A. Tenenbaum

Title:       Secretary and General Counsel